UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 26, 2015

ML WINTON FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51084	20-1227904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
250 Vesey Street, 11th Floor
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) ML Winton FuturesAccess LLC (the “Registrant” ) has been governed and operated pursuant to its Fifth Amended and Restated Limited Liability Company Operating Agreement dated as of November 30, 2012 as amended by an Amendment to the Operating Agreement dated as of September 30, 2013 (collectively, the “Operating Agreement”).  Merrill Lynch Alternative Investments LLC is the sponsor and manager (the “Sponsor”) of the Registrant.

(1)   On January 26, 2015 the Sponsor adopted amendments to certain provisions of the Operating Agreement (the “Amendments”) and restated the amended Operating Agreement as the Sixth Amended and Restated Limited Liability Company Operating Agreement (the “Sixth Amended and Restated Operating Agreement”), to be effective as of January 31, 2015.  The Sixth Amended and Restated Operating Agreement is being filed as an exhibit.

(2)   The Amendments  revised the Operating Agreement to provide for the issuance of Class DI Units.  The Class DI Units are open to investment only by ML Winton FuturesAccess Ltd., a Cayman Islands exempted company.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.02	Sixth Amended and Restated Limited Liability Company Operating Agreement of ML Winton FuturesAccess LLC dated as of January 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML WINTON FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC
Its:	Manager

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Position: Chief Financial Officer

Date:  January 30, 2015

ML WINTON FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibit

Exhibit 3.02	Sixth Amended and Restated Limited Liability Company Operating Agreement of ML Winton FuturesAccess LLC dated as of January 31, 2015